UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 10, 2012

QUIDEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-10961	94-2573850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10165 McKellar Court, San Diego CA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 552-1100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 10, 2012, Quidel Corporation (the “Company”), as Borrower, entered into an amended and restated senior secured syndicated credit facility (the “Credit Agreement”) with certain lenders from time to time a party thereto and Bank of America, N.A., as Agent, Swing Line Lender and L/C Issuer.

The Credit Agreement consists of a five (5) year $140 million revolving credit facility with an option to request increases in the borrowing capacity thereunder by an additional $75 million. The Credit Agreement amends and restates the Company’s $120 million senior secured credit facility dated as of October 8, 2008 with Bank of America and certain other lenders party thereto. The Credit Agreement matures on August 10, 2017. Loans under the Credit Agreement shall bear interest at a rate equal to (i) the British Bankers Association LIBOR Rate (“LIBOR”) plus the “applicable rate” or (ii) the “base rate” (defined as the higher of (a) the Bank of America prime rate, (b) the Federal Funds rate plus one-half of one percent and (c) LIBOR plus one percent) plus the applicable rate. The applicable rate is determined in accordance with a pricing grid based on the Company’s leverage ratio and ranges from 1.25% to 2.50% for LIBOR rate loans and from 0.25% to 1.50% for base rate loans. The Company may select interest periods of 1, 2, 3 or 6 months for LIBOR rate loans, subject to availability. Interest is payable at the end of the selected interest period, but no less frequently than quarterly. In addition, the Company will pay a commitment fee on the unused portion of the new Credit Agreement that is also based on the Company’s leverage ratio and ranges from 0.25% to 0.45%. The commitment fee is payable quarterly with any unpaid commitment fee payable on the termination date of the amended and restated credit facility.

In connection with the Credit Agreement, the Company entered into an amended and restated security agreement (the “Security Agreement”) by and among the Company, as Borrower, the material domestic subsidiaries of Borrower (as defined in the Credit Agreement), each additional grantor that may become a party thereto and Bank of America, N.A., as Agent. Under the Security Agreement, the Credit Agreement is secured by substantially all present and future assets and properties of the Company, including, without limitation, accounts receivable, inventory, plant, property, equipment, contracts, trademarks, copyrights, patents, stock of subsidiaries, and general intangibles. In addition, the Company’s material domestic subsidiaries (as defined in the Credit Agreement) are guarantors under the Credit Agreement.

Under the Credit Agreement, the Company is subject to certain customary limitations, including among others: limitation on liens; limitation on mergers, consolidations and sales of assets; limitation on debt; limitation on dividends, stock redemptions and the redemption and/or prepayment of other debt; limitation on investments (including loans and advances) and acquisitions; limitation on transactions with affiliates; and limitation on dispositions of assets. The Company is also subject to financial covenants which include a net funded debt to EBITDA ratio and an interest coverage ratio.

The Credit Agreement includes customary covenants and events of default.

The descriptions of the material features of the Credit Agreement and the Security Agreement provided above are qualified in their entirety by reference to the full text of the Credit Agreement and the Security Agreement which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. Both the Credit Agreement and Security Agreement are dated as of August 10, 2012.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above in this current report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1

Amended and Restated Credit Agreement, by and among Quidel Corporation, as Borrower, each lender from time to time party thereto (collectively, “Lenders” and individually, a “Lender”) and Bank of America, N.A., as Agent, Swing Line Lender and L/C Issuer, dated as of August 10, 2012.

10.2

Amended and Restated Security Agreement by and among Quidel Corporation, as Borrower, the material domestic subsidiaries of Borrower named therein, each additional grantor that may become a party thereto and Bank of America, N.A., as Agent, dated as of August 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2012

QUIDEL CORPORATION

/s/ Robert J. Bujarski
By:	Robert J. Bujarski
Its:	SVP, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1

Amended and Restated Credit Agreement, by and among Quidel Corporation, as Borrower, each lender from time to time party thereto (collectively, “Lenders” and individually, a “Lender”) and Bank of America, N.A., as Agent, Swing Line Lender and L/C Issuer, dated as of August 10, 2012.

10.2

Amended and Restated Security Agreement by and among Quidel Corporation, as Borrower, the material domestic subsidiaries of Borrower named therein, each additional grantor that may become a party thereto and Bank of America, N.A., as Agent, dated as of August 10, 2012.

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